FIRST AMENDMENT TO
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                                       AND
                     EMPLOYMENTAND NON-COMPETITION AGREEMENT

         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION and EMPLOYMENT AND NON-COMPETITION AGREEMENT (hereinafter this "Amendment
Agreement") is made and entered into effective as of May 17, 1999 (the "Effective Date"), by and among Fair, Isaac and Company, Incorporated ("Fair, Isaac"), a Delaware corporation; Credit & Risk Management Associates, Inc.
("CRMA"), a Delaware corporation; and Donald J. Sanders ("Sanders"), Paul A. Makowski ("Makowski"), and Lawrence E. Dukes("Dukes") (collectively, the "former CRMA Shareholders").


                                    RECITALS:

         A. Fair, Isaac, as buyer, entered into that certain Agreement and Plan of Merger and Reorganization dated as of September 30, 1996 (the "Merger Agreement") to acquire by forward subsidiary merger all of the assets and business of Credit & Risk Management Associates, Inc., as seller; and the former CRMA Shareholders, as the owners of all of the issued and outstanding capital stock of CRMA (the "Merger"), disposed of their interests in CRMA upon the terms and conditions set forth therein. CRMA is now a wholly-owned subsidiary of Fair, Isaac.

         B. The Merger Agreement provided for Earnout Payments to the former CRMA Shareholders for each of the fiscal years ending September 30, 1997, September 30, 1998 and September 30, 1999.

         C. The parties desire to amend the terms of the Merger Agreement governing such Earnout Payments to provide for termination of the Earnout Payments, on the terms and conditions set forth below.

         D. In connection with the Merger, each of the former CRMA Shareholders entered into a five-year Employment and Non-Competition Agreement with Fair, Isaac as of September 30, 1996 (the "Employment Agreement") and now desire to amend that Agreement as to Sanders and Dukes and terminate that Agreement as to Makowski, as set forth herein.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties mutually agree as follows

1.   Meaning of Terms: Effective Date.

     Except as otherwise stated in this Amendment Agreement, (a) all capitalized terms in this Amendment Agreement will have the respective defined meanings as stated in the Merger Agreement, and (b) the terms and provisions of this Amendment Agreement will be considered to be effective as of the date of this Amendment Agreement.

                                       1                             EXHIBIT 2.3

2.   Termination of Earnout Payments; Amendment of Employment Agreement.

     (a) For and in consideration of the sum of $2,108,402.00 (the "Consideration"), the former CRMA Shareholders agree as follows: (i) Any and all obligations relating to Earnout Payments including but not limited to those arising under Sections 2.2, 2.8 and 5.9 of the Merger Agreement are terminated as of the Effective Date; and the parties' rights and obligations thereunder are hereby replaced and superseded by the terms of this Agreement.

         (ii) On the Effective Date, Sanders and Dukes shall execute and deliver an amendment to the Employment Agreement for each such individual in the form attached hereto as Exhibit A.

         (iii) On the Effective Date, Makowski shall execute and deliver the termination of the Employment Agreement in the form attached hereto as Exhibit B.

     (b) The Consideration shall be paid thirty-one percent (31%) in the form of Buyer Common Stock valued at their Average Market Price as of the Effective Date in proportion to their holdings of Seller Shares (such holdings are defined in the Merger Agreement to be 500 shares each of 1500 shares total). The Buyer Common Stock issued hereunder shall be subject to the Registration Rights Agreement described in Section 2.2 of the Merger Agreement. The balance of the Consideration (69%) will be paid in cash and made by delivery of certified or cashier's check or equivalent instruments or funds in proportion to their holdings of Seller Shares within ten (10) business days of receipt by Fair, Isaac of the Amendment Agreement and Exhibits fully executed by the CRMA Shareholders.

3.   General Release and Waiver of Claims.

     Except as expressly set forth in this Amendment Agreement, each former CRMA Shareholder releases, remises and forever discharges CRMA and Fair, Isaac, and Fair, Isaac and CRMA release, remise and forever discharge the former CRMA Shareholders, from any and all claims, counterclaims, liabilities, demands and causes of action of any nature whatsoever whether known or unknown, fixed or contingent, matured or unmatured, arising out of, connected with or incidental to, the Earnout Payments determined under
     Section 2.2, and 2.8 (including but not limited to those under Section 5.9) of the Merger Agreement up to and as of the Effective Date, including but not limited to claims that may have existed or were pending or threatened before the Effective Date of this Agreement (all of which are referred to collectively as the "Claims"). The provisions, waivers, releases of this
     Section 3 shall inure to the benefit of the parties, including without limitation, their agents, employees, attorneys, representatives, officers, directors, divisions, participants, subsidiaries, Affiliates, assigns, heirs, successors in interests and shareholders. The provisions herein shall survive the full performance of all the terms of this Amendment Agreement and the Merger Agreement

     This is intended as a full settlement and compromise of each, every and all Claims. The parties acknowledge that they may have claims against each other of which they have no knowledge at the time of execution of this Amendment Agreement. The parties agree that the waivers and releases in this Section 3, are specifically intended to and do extend to claims, demands, or causes of action of which they have no knowledge. The parties specifically waive the benefit of Section 1542 of the California Civil Code, which provides as follows:

       "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF

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       EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED
       HIS SETTLEMENT WITH THE DEBTOR."

4. Incorporation by Reference.

The Recitals and Exhibits A and B to this Amendment Agreement are hereby incorporated by reference.

5. Construction.

Except as explicitly modified by this Amendment Agreement no other changes to the Merger Agreement are being made and all provisions of the Merger Agreement shall remain in full force and effect. This Agreement does not constitute a renewal or novation of the Merger Agreement.

The  headings  and  captions  of  this  Amendment  Agreement  are  provided  for
convenience   only  and  are  intended  to  have  no  effect  on  construing  or interpreting this Amendment Agreement. The language in all parts of this Amendment Agreement shall be in all cases construed according to its fair meaning and not strictly for out against any party.

6. Counterparts.

This Amendment Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Amendment Agreement be exchange of facsimile copies bearing facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Amendment Agreement by such party. Such facsimile copy shall constitute enforceable original documents.

         In Witness Whereof, this Amendment Agreement has been executed as of the date first set forth above.


                                       FAIR, ISAAC AND COMPANY, INCORPORATED

                                       By ______________________________________
                                         Its ___________________________________



                                       CREDIT & RISK MANAGEMENT ASSOCIATES, INC.

                                       By ______________________________________
                                         Its ___________________________________



                                       _________________________________________
                                       Donald J. Sanders



                                       _________________________________________
                                       Paul A. Makowski

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                                       _________________________________________
                                       Lawrence E. Dukes


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